EXHIBIT 10.13

REAL ESTATE PURCHASE CONTRACT

EFFECTIVE DATE:	July 28, 2022

SELLER:	University of Nevada, Reno Foundation, University of Nevada, Reno, Morrill Hall Alumni Center/007, Reno, NV 89557

SELLER'S MAILING ADDRESS:	University of Nevada, Reno Foundation
Attn: John Carothers
University of Nevada, Reno
Morrill Hall Alumni Center/007
Reno, NV 89557

BUYER:	Timberline Resources Corporation, a Delaware corporation qualified to do business in the State of Nevada

BUYER’S MAILING ADDRESS:	Timberline Resources Corporation
Attn: Patrick Highsmith
101 E. Lakeside Avenue
Coeur d’Alene, ID 83814

1.

AGREEMENT TO BUY AND SELL. In consideration of the property, the purchase price to be paid, and the mutual promises, covenants, and conditions herein contained, and subject to said mutual promises, covenants, and conditions set forth in this Real Estate Purchase Contract (the “Contract”), Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the property described in Exhibit “A” attached hereto and made a part hereof, together with all and singular, the rights, title, and appurtenances pertaining to such property and any and all improvements (the “Property”).

2.

PURCHASE PRICE. The Purchase Price for the Property conveyed shall be $86,460.00, subject to adjustments provided for herein, and due and payable in full at Closing (as defined hereinafter). The Purchase Price shall be paid, at the election of Seller, by wire transfer, cashier’s check, or any other payment method reasonably acceptable to Buyer. The Purchase Price is based upon a value of Three Thousand Dollars ($3,000.00) per acre, comprising approximately 28.82 acres. In the event a land survey or other document of record shows the actual acreage of the Property is different than as provided herein prior to Closing, then the Purchase Price shall be increased or decreased as required in relation to the actual acreage of the Property being purchased and sold.

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3.

ROYALTY. Buyer shall pay Seller a one and one-half percent (1.5%) “NSR Royalty” based on a percentage of “Net Smelter Returns” from the production of “Minerals” from the Property, as defined and calculated in Exhibit “B” attached hereto and made a part hereof.

4.

TITLE TO THE PROPERTY. At Closing, Seller shall convey to Buyer all of Seller’s right, title, and interest to the Property, free and clear of all monetary encumbrances, by quitclaim deed, in the form attached hereto as Exhibit “B” (the “Quitclaim Deed”). Buyer shall pay any recording costs and real property transfer taxes associated with the Quitclaim Deed.

5.

ACCESS. Commencing on the Effective Date and continuing through Closing, Seller shall afford authorized representatives of Buyer reasonable access to the Property to inspect the Property. Notwithstanding the Buyer’s intentions to inspect the Property, Buyer acknowledges that Seller is selling the Property in an “as is, where is, with all faults” condition with no representations or warranties from Seller of any kind, express or implied, except for those set forth in Paragraph 7 below.

While making the inspections permitted by this Section 5., Buyer shall at no time unreasonably interfere with the business operations on the Property, or cause any damage whatsoever to the Property, and Buyer covenants and agrees with Seller that in the event any such damage shall occur, Buyer shall immediately repair, at Buyer’s sole cost and expense, such damage to the reasonable satisfaction of Seller. Buyer's inspection and investigation of the Property shall be at the sole cost and expense of the Buyer, and all persons and/or companies engaged by Buyer to conduct such investigation and inspection shall be appropriately licensed, if applicable, to do so. Buyer agrees to leave the Property in substantially the same condition, to repair any damage to the Property resulting from Buyer’s inspections, and to indemnify, defend and hold Seller harmless from any loss, cost, damage, expense, claim or demand (including, without limitation, Seller's reasonable attorney fees and defense costs) resulting from any acts or omissions of Buyer and Buyer's employees, agents, contractors, or subcontractors conducting any activities or performing any services on the Property, and any claims for personal injury, property damage, or other loss or damage of any kind, resulting from or in any way related to such entry; provided that such indemnity shall not apply to (i) claims resulting from the negligence or willful or wanton misconduct of Seller, or its agents, employees or contractors or any other invitees of Seller, or (ii) preexisting conditions (except to the extent exacerbated by Buyer).

6.	CLOSING. This transaction shall close (the “Closing”) by or before , 2022, at a time mutually agreed upon by the parties (the “Closing Date”).

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(a)		At the Closing, Seller shall deliver to Buyer the following:

	(i)	a duly executed and acknowledged Quitclaim Deed and Declaration of Value, substantially in the form attached hereto as Exhibit “B”; and,

	(ii)	a “FIRPTA Affidavit” pursuant to Section 1445(b)(2) of the Internal Revenue Code duly executed by Seller, which Affidavit shall indicate that no federal tax withholding shall be required.

(b)		At the Closing, Buyer shall deliver to Seller the following:

	(i)	any closing documents as are customary for a transaction of this type and that are reasonably requested by Seller; and,

	(ii)	the Purchase Price payable at Closing pursuant to Paragraph 2.

7.

PRORATIONS. General real estate taxes and personal property taxes for the year of Closing that are not yet due and payable as of the Closing Date shall be prorated between Seller and Buyer on a daily basis as of the Closing Date based upon a calendar fiscal year, with Seller paying those allocable to the period prior to the Closing Date and Buyer being responsible for those allocable subsequent thereto. All other costs and expenses, including legal or accounting fees, incurred by a party in connection with the transactions contemplated by this Contract shall be paid by the party that incurred such costs and expenses.

All of Seller’s allocable costs and prorations, pursuant to this Paragraph 6, may be paid from the Purchase Price at Seller’s option.

8.	SELLER’S REPRESENTATIONS AND WARRANTIES, DISCLAIMER. Seller represents and warrants to Buyer as of the Effective Date of this Contract and as of the Closing Date as follows:

(a)	To Seller’s knowledge, mineral rights associated with the Property have not been separated and/or sold separate from the interests held by Seller in the Property.

(b)	Seller has not entered into any contracts for the sale of any of the Property other than this Contract.

(c)	Seller has the requisite power and authority to enter into, and perform under, this Contract and the documents and instruments required to be executed and delivered to Seller pursuant hereto.

(d)	There are no actions, suits, claims, investigations or other legal proceedings pending or threatened against the Property or Seller.

(e)

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

(f)

To the best of Seller’s knowledge, Seller is in compliance with all environmental laws and Seller has not received from any person any environmental notice or environmental claim, which either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. Seller, to the best of Seller’s knowledge, warrants there has been no release of hazardous materials in contravention of environmental laws by Seller, and there does not exist any hazardous materials with respect to the Property.

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	(g)	To Seller’s knowledge, there are no royalties or other burdens on production affecting the Property.

(h)

Upon execution of the Agreement, Seller shall deliver to Buyer copies of all metallurgical, geological, geophysical, geochemical, milling data, exploration data, survey notes or maps, assay results, title and environmental information, and other reports concerning the Property which Seller possesses or to which Seller has access.

EXCEPT FOR THE FOREGOING,SELLER DOES NOT MAKE, AND BUYER, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY WAIVES, RELEASES, AND DISCHARGES THE SELLER AND ITS AFFILIATES FROM ANY AND ALL SUITS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, CLAIMS, DEMANDS, DAMAGES, COSTS, LIABILITIES, LOSSES, INTEREST, OR CAUSES OF ACTION WHATSOEVER, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, ATTRIBUTABLE TO ANY PERIODS OF TIME WHICH THE BUYER OR ITS AFFILIATES MIGHT NOW OR SUBSEQUENTLY MAY HAVE, BASED ON, RELATING TO, OR ARISING OUT OF, ANY WARRANTY OR REPRESENTATION OF THE SELLER OR ITS AFFILIATES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO SELLER’S OR ANY OTHER PERSON’S TITLE TO, OR DEFICIENCY IN TITLE TO, THE PROPERTY.

Except in the case of negligence, fraud, concealment or affirmative misrepresentation, the foregoing representations and warranties of Seller in this Section 8 shall expire and terminate and be of no further force or effect as of the Closing; and neither the Seller nor any of its trustees, officers, members and agents of Seller shall have any liability whatsoever with respect to any such representation or warranty following the Closing.

9.

BUYER’S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as of the Effective Date it is legally and financially capable and has the authority to enter into, and perform under, this Contract. This Contract has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable in accordance with its terms.

Except in the case of negligence, fraud, concealment or affirmative misrepresentation, the foregoing representations and warranties of Buyer in this Section 9 shall expire and terminate and be of no further force or effect as of the Closing; and neither the Buyer nor any of its trustees, officers, members and agents of Buyer shall have any liability whatsoever with respect to any such representation or warranty following the Closing.

10.

INDEMNIFICATIONS. Each party (“Indemnifying Party”) shall indemnify, defend, release, and hold harmless the other party and its successors, along with their respective officers, shareholders, directors, employees, and agents from any and all claims, losses, damages, demands, and liabilities whatsoever arising from or in connection with the Indemnifying Party’s breach of its representations or warranties or other terms of this Contract. This indemnification shall survive Closing.

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11.

PROPERTY MAINTENANCE. Between the Effective Date and the Closing Date, Seller shall not: (i) conduct any new disturbance on the Property or otherwise conduct any new activities on the Property; (ii) make or allow any sale, transfer, lease, pledge, mortgage, encumbrance, or other disposition of all or any of Seller’s interests in the Property; or (iii) commit or consent to any act that would cause any of Seller’s representations and warranties in this Contract to become untrue. Title and risk of loss to the Property shall not pass to Buyer until ownership of the Property is transferred to Buyer at Closing.

12.

CONFIDENTIALITY. Seller agrees to retain the confidentiality of the terms of this Contract, and not to disclose the same to any third party other than to legal and financial advisors or to the extent required by applicable law.

13.

COUNTERPARTS AND ELECTRONIC SIGNATURES. The parties agree that this Contract may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart electronically shall be effective as delivery of an original, executed counterpart. The parties agree that if one or more of the parties conduct business via electronic means in which electronic signatures are communicated by electronic transmission or digital signature, whether or not encrypted or provided through DocuSign (or other similar service), such signatures shall be considered an original signature and are intended to authenticate this writing and have the same legal effect, validity, and enforceability as a signature affixed by hand or other manual means.

14.

PARAGRAPH HEADINGS. The paragraph headings are inserted herein only as a matter of convenience and for reference and in no way are intended to be a part of this Contract or to define, limit, or describe the scope or intent of this Contract or the particular paragraphs hereof to which they refer.

15.

TIME OF THE ESSENCE; DEFAULT; REMEDIES UPON DEFAULT. Time is of the essence of this Contract. This means that all dates and deadlines are strict and absolute. If any payment due, is not paid, honored, or tendered when due, or if any obligation is not performed timely as provided in this Contract, the non-defaulting party has the following remedies:

(a)

Seller’s Pre-Closing Remedies: If, on or before Closing, Buyer shall materially default in any of the terms or provisions of this Contract prior to the Closing Date, and shall fail to cure such default within ten (10) days following written notice thereof given by Seller to Buyer, Seller may either (i) waive such default and consummate the transaction contemplated hereby in accordance with the terms hereof; or (ii) institute all proceedings necessary to specifically enforce the terms of this Contract or seek Seller’s actual damages for loss of the benefit of the bargain; provided, however, in no event shall Seller be entitled to obtain or recover, and Seller hereby waives and covenants not to assert any right to seek or obtain, any incidental, consequential, or punitive damages resulting from any breach of any obligation of Buyer under the foregoing provisions;

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(b)

Buyer’s Pre-Closing Remedies: If, on or before the Closing, Seller shall materially default in any of the terms or provisions of this Contract prior to the Closing Date, and shall fail to cure such default within ten (10) days following written notice thereof given by Buyer to Seller, Buyer may either (i) waive such default and consummate the transaction contemplated hereby in accordance with the terms hereof; or (ii) institute all proceedings necessary to specifically enforce the terms of this Contract or seek Seller’s actual damages for loss of the benefit of the bargain; provided, however, in no event shall Buyer be entitled to obtain or recover, and Buyer hereby waives and covenants not to assert any right to seek or obtain, any incidental, consequential or punitive damages resulting from any breach of any obligation of Seller under the foregoing provisions.

16.

TERMINATION. This Contract may be terminated at any time prior to Closing as follows: (i) by mutual written agreement of Seller and Buyer; (ii) by either party if there has been a breach by such other party of any its representations or warranties or other obligations contained in this Contract, and which has not or cannot be cured prior to the Closing Date.

17.

ATTORNEYS’ FEES. If either party hereto fails to perform any of its obligations under this Contract or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Contract then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.

18.	MISCELLANEOUS.

(a)

This Contract shall be construed and interpreted in accordance with the laws of Nevada, without regard to its choice of law or conflicts of law provisions, and venue for any legal proceedings shall be in Eureka County, Nevada;

	(b)	This Contract may not be modified or amended except by an agreement in writing signed by Seller and Buyer;

(c)

Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Contract and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred;

	(d)	This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns;

(e)

This Contract constitutes the entire agreement among the parties pertaining to agreements and understandings of the parties in connection therewith. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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Seller and Buyer have caused this Contract to be executed and delivered as of the Effective Date first above written.

SELLER:	BUYER:

UNIVERSITY OF NEVADA, RENO FOUNDATION, UNIVERSITY OF NEVADA, RENO, MORRILL HALL ALUMNI CENTER/007, RENO, NV 89557	TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada

By:	By:	Patrick Highsmith
(Print Name)		(Print Name)

(Signature)		(Signature)

President & CEO
(Title)		(Title)

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EXHIBIT “A”

REAL ESTATE PURCHASE CONTRACT

Legal Description of Property

All of Buyer’s right, title, and interest in and to that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Tiger Lilly	009-230-04	3666	147
Eureka Giant	009-230-04	3361	146
Southern Cross	009-260-01	2902	100A&B
Maria	009-330-20	2951	304
Best & Belcher	009-240-03	6191	197

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EXHIBIT “B”

REAL ESTATE PURCHASE CONTRACT

APN:      009-230-04; 009-260-01;

                009-330-20; 009-240-03.

Recorded at the request of:

Marvel & Marvel, Ltd.

217 Idaho Street

Elko, Nevada 89801

Mail All Notices to:

Timberline Resources Corporation

Attn: Patrick Highsmith

101 E. Lakeside Avenue

Coeur d’Alene, ID 83814

The undersigned hereby affirms that this document, including any exhibits, does not contain the personal information of any person.

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QUITCLAIM DEED

THIS QUITCLAIM DEED is made this day of , 2022, by UNIVERSITY OF NEVADA, RENO FOUNDATION, UNIVERSITY OF NEVADA, RENO, MORRILL HALL ALUMNI CENTER/007, RENO, NV 89557 (“Grantor”); and TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada (“Grantee”).

WITNESSETH:

WITNESSETH, that Grantor, for Ten and No/100 Dollars ($10.00) and other valuable consideration to Grantor in hand paid by Grantee, the receipt of which is hereby confessed and acknowledged, has remised, released, sold, conveyed, and quitclaimed, and by these presents does remise, release, sell, convey, and quitclaim, without any covenants of warranty whatsoever and without recourse to Grantor, its successors and assigns, to Grantee, its successors and assigns, forever, all of Grantor’s right, title, and interest, if any, in and to that certain real property located in Eureka County, Nevada, more particularly described on Exhibit “A” attached hereto and made a part hereof for all purposes (the “Property”).

TOGETHER WITH all lodes, ledges, veins and mineral bearing rock, both known and unknown, lying within the boundaries of the Property; all dips, spurs, and angles in and to all the ores, mineral-bearing materials, quartz, rock and earth or other deposits therein or thereon; all of the rights, privileges and franchises thereto incident; all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and the royalties, rents, issues and profits thereof; and also all of Grantor’s right, title, interest, estate, property, possession, claim and demand whatsoever, in law as well as in equity, of, in or to the Property and every part and parcel thereof, with the appurtenances, including all after-acquired title, all rights-of-way, easements and other ancillary rights pertaining to the Property.

TOGETHER WITH the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, and profits thereof.

SUBJECT TO all covenants, conditions, restrictions, exceptions, easements, rights of way, reservations and rights, and other matters evidenced by documents of record.

RESERVING unto Grantor, its successors and assigns forever, a production royalty of one and one-half percent (1.5%) (“NSR Royalty”) of the Net Revenues of the net smelter returns from ores, metals and minerals (“Minerals”), including by-products and co-products thereof, produced and sold from the real property, being a patented mining claim, more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Property”). Net Revenues are defined, and the NSR Royalty shall be calculated and paid, as set forth in Exhibit “B” attached hereto and incorporated herein.

TO HAVE AND TO HOLD the same, together with all and singular the appurtenances and privileges thereunto belonging, or in anywise thereunto appertaining, and all the estate, right, title, interest and claim whatsoever, of Grantor, either in law or at equity, to the only proper use, benefit and behalf of Grantee, its successors and assigns forever.

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IN WITNESS WHEREOF, Grantor has caused this Quitclaim Deed to be signed by its authorized representative effective the date set forth above.

GRANTOR:	GRANTEE:

UNIVERSITY OF NEVADA, RENO FOUNDATION, UNIVERSITY OF NEVADA, RENO, MORRILL HALL ALUMNI CENTER/007, RENO, NV 89557	TIMBERLINE RESOURCES CORPORATION, a Delaware corporation qualified to do business in the State of Nevada

By:	By:	Patrick Highsmith
(Print Name)		(Print Name)

(Signature)		(Signature)

President & CEO
(Title)		(Title)

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STATE OF NEVADA                                         }

                                                                                }SS

COUNTY OF                                                        }

On the _______ day of _____________________________, 2022, before me, a Notary Public, personally appeared ______________________________________, personally known to me, or proven to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the above instrument and who acknowledged that he or she executed said instrument on behalf of University of Nevada, Reno Foundation, University of Nevada, Reno, Morrill Hall Alumni Center/007, Reno, NV 89557.

I certify under PENALTY OF PERJURY under the laws of the State of Nevada that the foregoing is true and correct.

Witness my hand and official seal:

____________________________________

NOTARY PUBLIC

STATE OF                                                            }

                                                                                }SS

COUNTY OF                                                        }

On the ______day of _______________________________, 2022, before me, a Notary Public, personally appeared _______________________________________, personally known to me, or proven to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the above instrument and who acknowledged that she executed said instrument on behalf of Timberline Resources Corporation.

I certify under PENALTY OF PERJURY under the laws of the State of _____________________________ that the foregoing is true and correct.

Witness my hand and official seal:

______________________________________

NOTARY PUBLIC

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EXHIBIT “A”

Quitclaim Deed

Legal Description of Property

All of Grantor’s right, title, and interest in and to that certain land, consisting of patented mining claims, situate in the County of Eureka, State of Nevada, and more particularly described as follows:

CLAIM NAME	ASSESSOR PARCEL NO.	PATENT NO.	MINERAL SURVEY NO.
Tiger Lilly	009-230-04	3666	147
Eureka Giant	009-230-04	3361	146
Southern Cross	009-260-01	2902	100A&B
Maria	009-330-20	2951	304
Best & Belcher	009-240-03	6191	197

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EXHIBIT “B”

Quitclaim Deed

Definitions; Calculation of NSR Royalty; and

Related Production and Payment Matters

Definitions.

“Minerals” means all minerals and mineral materials, including gold, silver, platinum and platinum group metals, base metals and minerals (including iron ore, antimony, chromium, cobalt, copper, lead, manganese, mercury, nickel, molybdenum, titanium, tungsten, zinc), and other metals, stockpiles and tailings which are on, in or under the Property.

“Net Smelter Returns” means the gross revenues from the sale of all Minerals or Mineral Products to a refinery, smelter or other purchaser, less the following costs, charges and expenses paid or incurred by Grantee:

a. Charges for treatment in the milling, crushing, beneficiation, concentrating, processing, smelting and refining processes (including handling, processing, sampling, assaying and representation costs; penalties and other processor deductions).

b. Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals or Mineral Products to the point of sale or to the refinery, smelter or other purchaser, but not any charges or costs of transportation of Minerals or ores from any mine on the Property to the place of first processing by an autoclave, concentrator, crusher, heap or other leach process, mill or plant.

c. Actual marketing, sales and brokerage costs on Mineral concentrates, processed ore, dore metal and products for which the NSR Royalty is payable.

d. Sales, use, severance, Nevada net proceeds of minerals (except net proceeds of minerals payable by Grantor), ad valorem taxes applicable under local, state and federal law and any other tax or governmental levy measured by production or the value of products, on which the NSR Royalty is payable (other than taxes based upon income).

Payment Procedures.

Accrual of Obligation.  Grantee’s obligation to pay the NSR Royalty shall accrue upon the sale, or delivery to the point of sale, of Minerals or Mineral Products, and become due and payable on a quarterly basis as set forth below.

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Futures or Forward Sales, Etc. The NSR Royalty shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Grantee, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals or minerals produced from Minerals.

Quarterly Calculations and Payments. The NSR Royalty shall be determined on a quarterly basis. Grantee shall pay Grantor each quarterly NSR Royalty payment on or before the last business day of the quarter immediately following the quarter in which the NSR Royalty payment obligation accrued. If any amount payable by Grantee remains delinquent for a period in excess of thirty (30) days, Grantee shall pay to Grantor, in addition to the late payment, interest from and after the due date at the statutory rate pursuant to NRS 99.040.

Statements. At the time of payment of the NSR Royalty, Grantee shall accompany such payment with a statement which shows in reasonable detail the quantities and grades of Minerals or Mineral Products sold or deemed sold by Grantee in the preceding quarter; costs and other deductions, and other pertinent information in detail to explain the calculation of the payment with respect to such quarter. Payment shall be made to the address provided in the Agreement to which this Exhibit is attached for purposes of notices or by wire transfer to an account which Grantor designate.

Audit. Upon reasonable notice and at a reasonable time, once annually, Grantor shall have the right to audit and examine Grantee’s accounts and records relating to the calculation of the NSR Royalty payments. If such audit determines that there has been a deficiency or an excess in the payment made to Grantor, such deficiency or excess shall be resolved by adjusting the next quarterly NSR Royalty payment due Grantor. Grantor shall pay all costs of such audit unless a deficiency of ten percent (10%) or more of the NSR Royalty payment due for the calendar quarter in question is determined to exist, in which case Grantee shall pay the costs of the audit. All books and records used by Grantee to calculate the NSR Royalty payments shall be kept in accordance with generally accepted accounting principles. All NSR Royalty payments made in any calendar year shall be considered final and in full satisfaction of all obligations of Grantee with respect thereto, unless Grantor gives written notice describing and setting forth a specific objection to the calculation thereof within one (1) year following the close of that calendar year. Grantee shall account for any agreed upon deficit or excess in the payment made to Grantor by adjusting the next annual statement following completion of such audit to account for such deficit or excess.

Affiliates. If Minerals or Mineral Products are sold to or purchased by a smelter or other facility owned by Grantee or an affiliate, the Net Smelter Returns shall not be less than if such Mineral or Mineral Products had been sold to or purchased from an independent party in a bona fide, arm’s length transaction.

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Commingling of Ores. Grantee shall have the right of mixing or commingling, either underground, at the surface, or at processing plants or other treatment facilities, any material containing Minerals mined or extracted from the Property with any similar substances derived from other lands or properties; provided, however, that before commingling, Grantee shall calculate from representative samples the average grade of the ore from the Property and shall either weigh or volumetrically calculate the number of tons of ore from the Property to be commingled. As products are produced from the commingled ores, Grantee shall calculate from representative samples the average percentage recovery of products produced from the commingled ores during each month. In obtaining representative samples, calculating the average grade of commingled ores and average percentage of recovery, Grantee shall be entitled to use any procedures acceptable in the mining and metallurgical industry which Grantee believes to be accurate and cost-effective for the type of mining and processing activity being conducted. In addition, comparable procedures may be used by Grantee to apportion among the commingled ores any penalty charges imposed by the smelter or refiner on commingled ores or concentrates. The records relating to commingled ores shall be available for inspection by Grantor, at their sole expense, at all reasonable times, and shall be retained by Grantee for a period of two (2) years.

Ore Processing. All determinations with respect to: (a) whether ore from the Property shall be beneficiated, processed or milled by Grantee or sold in a raw state; (b) the methods of transporting, beneficiating, processing or milling any such ore; (c) the constituents to be recovered therefrom; and (d) the purchasers to whom any ore, minerals or mineral substances derived from the Property may be sold, may be made by Grantee in its sole and absolute discretion.

Ore Samples. The mineral content of all ore mined and removed from the Property (excluding ore leached in place) and the quantities of constituents recovered by Grantee shall be determined by Grantee, or with respect to such ore which is sold, by the mill or smelter to which the ore is sold, in accordance with standard sampling and analysis procedures.

Waste Rock, Spoil and Tailings. Any ore, mine waters, leachates, pregnant liquors, pregnant slurries, and other products or compounds or metals or minerals mined from the Property shall be the property of Grantee, subject to payment of the NSR Royalty. The NSR Royalty shall be payable only on metals, ores, or minerals recovered prior to the time waste rock, spoil, tailings, or other mine waste and residue are first disposed of as such, and such waste and residue shall be the sole property of Grantee. Grantee shall have the sole right to dump, deposit, sell, dispose of, or reprocess such waste rock, spoil, tailings, or other mine wastes and residues, and Grantor shall have no claim or interest therein other than for payment of the NSR Royalty to the extent any proceeds are generated or arise therefrom.

No Covenants. The parties agree that in no event shall Grantee have a duty or obligation, express or implied, to explore for, develop, mine or produce ores, minerals or mineral substances from the Property, and the timing, manner, method and amounts of such exploration, development, mining or production, if any, shall be in the sole discretion of Grantee.

Nature of Grantor’s Interest. Grantor shall have only a royalty interest in the Property and rights and incidents of ownership of a non-executive, non-participating royalty interest owner. Grantor shall not have any fee simple estate or possessory interest in the Property nor any of the incidents of such estate or interest. By way of example but not by way of limitation, Grantor shall not have (a) a right to participate in the execution of applications for authorities, permits or licenses, mining leases, option, farm-outs or other conveyances, (b) the right to share in bonus payments or rental payments received as the consideration for the execution of such leases, options, farm-outs, or other conveyances, or (c) the right to enter upon the Property and prospect for, mine, drill for, or remove ores, minerals or mineral products therefrom.

Initialed for identification by Buyer                and Seller

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